UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported), March 2, 2015 (February 24, 2015)

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact name of registrant as specified in its charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)
(State of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of principal executive offices) (Zip Code)

(650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 24, 2015, the Board of Directors (the "Board") of Essex Property Trust, Inc. (the "Company") adopted the Company's Fourth Amended and Restated Bylaws (the "Amended Bylaws"), which amends and restates the Company's bylaws.
The Amended Bylaws were adopted in order to provide for majority voting in the election of directors in uncontested elections. The Amended Bylaws retain a plurality voting standard for the election of directors in contested elections (i.e., more nominees than directorships). The director majority voting provision provides that any director, in an uncontested election, who does not receive a majority of the total votes cast in an uncontested election must offer to resign. The Board's Nominating and Corporate Governance Committee then evaluates the resignation offer and recommends whether to accept or reject the resignation offer (or take some other action). The Board then publicly discloses its decision and its rationale within 90 days of certification of the election results.
The Amended Bylaws also amends the prior bylaws to (i) clarify the procedures for stockholders to call a special meeting of stockholders, (ii) more fully develop the advance notice provisions for stockholder nominations for director and stockholder business proposals, (iii) update various provisions to provide that certain notices can be sent by electronic transmission, (iv) change the vote required for the Board to amend the bylaws from two-thirds of the Board to a majority vote and (v) make certain other amendments.
     The foregoing summary is qualified in its entirety by reference to the Amended Bylaws, which is attached hereto as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

3.2	Fourth Amended and Restated Bylaws of Essex Property Trust, Inc. (as of February 24, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2015

ESSEX PROPERTY TRUST, INC.

	By:	/s/ Michael T. Dance
	Name:	Michael T. Dance
	Title:	Executive Vice President & Chief Financial Officer

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc., its General Partner

	By:	/s/ Michael T. Dance
	Name:	Michael T. Dance
	Title:	Executive Vice President & Chief Financial Officer